UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2,  2020

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In conjunction with its annual review of the leadership structure of the board of directors (the “Board”) of Pacific Biosciences of California, Inc. (the “Company”) and in keeping with good governance practices, the Board has decided to separate the Chair and Chief Executive Officer positions.    On March 2, 2020, the Board appointed Christian O. Henry as Chairman of the Board, effective immediately. Michael Hunkapiller will continue to serve as a member of the Board and the President and Chief Executive of the Company.

In connection with Mr. Henry’s appointment as Chairman of the Board, Mr. Henry  will receive an additional annual retainer of $35,000 as well as a stock option to purchase 35,000 shares of the Company’s common stock.

In light of the appointment of an independent Chairman, the Board eliminated the position of Lead Independent Director. As a result, William Ericson will no longer serve as the Company’s Lead Independent Director, but will continue to serve as a member of the Board, Chair of the Compensation Committee of the Board and member of the Nominating and Corporate Governance Committee of the Board.

Item 9.01.FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No. Description

99.1Press Release dated March 5, 2020 titled “Christian Henry Appointed Chairman of Pacific Biosciences’ Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer & Principal Accounting Officer

Date: March 5, 2020